EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Small Cap Fund (series #01):

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Security:			Illuminet Holdings, Inc.
	Cusip:			452334105
	Trade Date:			10/7/1999
	Settle Date:		10/14/1999
	Price:			19.00
	Concession:			0.80
	Purchased from:		Morgan Stanley Dean Witter
	Underwriters:		BKB Robertson Stephens
					Morgan Stanley Dean Witter
					Donaldson Lufkin

2)	Security:			Aether Systems, Inc.
	Cusip:			00808V105
	Trade Date:			10/20/1999
	Settle Date:		10/26/1999
	Price:			16.00
	Concession:			0.67
	Purchased from:		Merrill Lynch
	Underwriters:		BKB Robertson Stephens
					Merrill Lynch
					Donaldson Lufkin
					Piper Jaffray

3)	Security:			Silicon Image, Inc.
	Cusip:			82705T102
	Trade Date:			10/5/1999
	Settle Date:		10/12/1999
	Price:			12.00
	Concession:			0.50
	Purchased from:		CS First Boston
	Underwriters:		BKB Robertson Stephens
					CS First Boston
					Dain Rauscher Wessels

4)	Security:			Interwoven, Inc.
	Cusip:			46114T102
	Trade Date:			10/7/1999
	Settle Date:		10/14/1999
	Price:			17.00
	Concession:			0.71
	Purchased from:		CS First Boston
	Underwriters:		BKB Robertson Stephens
					CS First Boston
					Dain Rauscher Wessels